EXHIBIT 10.2
APOLLO GROUP, INC.
AMENDED AND RESTATED
EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN

PLAN AMENDMENT

The Apollo Group, Inc. Executive Officer Performance Incentive Plan, as amended and restated (the “Plan”), is hereby further amended, effective December 8, 2011, as follows:
1.    There is hereby added to the end of Paragraph VI. B of the Plan the following new provision:
“The Five Million Dollar ($5,000,000) limitation on the Maximum Bonus Amount that may be paid to a participant for any given Performance Period shall be applied on an aggregate basis so that if an individual participates in two or more Performance Periods that commence in the same fiscal year of Company, the bonus amounts payable to that participant for those particular Performance Periods shall not exceed Five Million Dollars ($5,000,000) in total.”
2.    Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, APOLLO GROUP, INC. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on this 8th day of December 2011.

APOLLO GROUP, INC.

By:	/s/ Sean Martin

TITLE:	Senior Vice President, General Counsel & Secretary